EXHIBIT 23.1






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Electro Scientific Industries, Inc. pertaining to the shares of Electro Scientific Industries, Inc. common stock being offered to employees of the Company, of our report dated July 3, 1996 included in the Electro Scientific Industries, Inc. Form 10-K for the fiscal year ended May 31, 1996 and to all references to our firm included in this Registration Statement.


ARTHUR ANDERSON LLP


Portland, Oregon
November 15, 1996


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